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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Physiometrix, Inc. for the registration of 9,914,975 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2003, except for note 13, as to which the date is February 12, 2003, with respect to the financial statements of Physiometrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts December 8, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS